UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2010

M/I HOMES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-12434	31-1210837
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3 Easton Oval, Suite 500, Columbus, Ohio	43219
(Address of principal executive offices)	(Zip Code)

(614) 418-8000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01             Other Events.

On October 14, 2010, M/I Homes, Inc. issued a press release announcing that it has commenced a tender offer to purchase for cash any and all of its outstanding $200 million aggregate principal amount of 6.875% Senior Notes due 2012 (the “Senior Notes”).  A copy of the press release is attached hereto as Exhibit 99.1.

This report is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of an offer to sell any Senior Notes or other securities.  The terms and conditions of the tender offer are described in the Offer to Purchase and the related Letter of Transmittal to be distributed to holders of the Senior Notes.

Item 9.01             Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Document
99.1	Press release dated October 14, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 14, 2010	M/I HOMES, INC.

		By:	/s/ Ann Marie W. Hunker
		Name:	Ann Marie W. Hunker
		Title:	Vice President, Controller and
Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Document
99.1	Press release dated October 14, 2010